UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7699	95-1948322
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported, on March 10, 2009 (the “Petition Date”), Fleetwood Enterprises, Inc. (“Fleetwood”) and certain of its direct and indirect subsidiaries (collectively with Fleetwood, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”).  The Debtors chapter 11 cases are being jointly administered under Fleetwood’s caption and case number, In re: Fleetwood Enterprises, Inc. et al., Chapter 11 Case No. 09-14254-MJ.  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Certain of the Debtors, including Fleetwood as debtor and debtor in possession and as a guarantor and Fleetwood Holdings, Inc. (“Holdings”) and certain of Fleetwood’s and Holdings’ subsidiaries all as debtors and debtors in possession and as borrowers (as used herein, collectively the “DIP Debtors”) have entered into a Fourth Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms thereof, the “DIP Credit Agreement”) among the DIP Debtors, Bank of America, N.A., as administrative agent for the lenders party thereto (the “Agent”) and the lenders from time to time party thereto (the “DIP Lenders”).  The DIP Credit Agreement received interim approval by the Bankruptcy Court on April 1, 2009, but remains subject to final approval by the Bankruptcy Court at a hearing currently scheduled for April 29, 2009.

On April 23, 2009, Fleetwood, the DIP Debtors, the Agent and the DIP Lenders entered into that certain First Amendment to Fourth Amended and Restated Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement and Waiver of Consent of Lenders and Agent (the “Waiver and Amendment”) pursuant to which (i) the Lenders agreed to waive compliance with a certain financial covenant, the breach of which was caused by a delay in the receipt of a receivable in an amount not less than $6.4 million to two weeks later than it was originally scheduled to be received, (ii) the Lenders approved a new budget that modifies the receipt date of such receivable and adds additional weeks, (iii) the parties agreed to amend the DIP Credit Agreement to modify the definition of “Termination Date” to provide that the DIP Credit Agreement will terminate on April 30, 2009 (rather than April 24, 2009 as originally provided) if the final order has not been entered by the Bankruptcy Court on such date and (iv) the parties agreed to amend the DIP Credit Agreement to add an additional financial covenant with respect to the DIP Debtors’ liquidity.

The foregoing description of the Waiver and Amendment does not purport to be complete and is qualified in its entirety by reference to the Waiver and Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
10.1

First Amendment to Fourth Amended and Restated Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement and Waiver of Consent of Lenders and Agent, dated as of April 23, 2009, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereof, Bank of America, N.A., as administrative agent for the lenders party thereto, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: April 28, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Fourth Amended and Restated Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement and Waiver of Consent of Lenders and Agent, dated as of April 23, 2009, among Fleetwood Enterprises, Inc., Fleetwood Holdings Inc. and its subsidiaries listed on the signature pages thereof, Bank of America, N.A., as administrative agent for the lenders party thereto, and the lenders party thereto.